Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FIRST QUARTER RESULTS

DILUTED EPS OF $1.08, $1.44 ON ADJUSTED BASIS

MURRAY HILL, NJ — (April 23, 2013) — C. R. Bard, Inc. (NYSE: BCR) today reported 2013 first quarter financial results. First quarter 2013 net sales were $740.3 million, an increase of 1 percent over the prior-year period on a reported basis. Excluding the impact of foreign exchange, first quarter 2013 net sales also increased 1 percent over the prior-year period.

For the first quarter 2013, net sales in the U.S. were $498.5 million, essentially flat to net sales of $496.2 million in the prior-year period. Net sales outside the U.S. were $241.8 million, an increase of 3 percent over the prior-year period on a reported basis. Excluding the impact of foreign exchange, first quarter 2013 net sales outside the U.S. also increased 3 percent over the prior-year period.

For the first quarter 2013, net income was $90.7 million and diluted earnings per share were $1.08, a decrease of 35 percent and 33 percent, respectively, as compared to first quarter 2012 results. Adjusting for items that affect comparability between periods as detailed in the tables below, first quarter 2013 net income was $120.7 million and diluted earnings per share were $1.44, a decrease of 13 percent and 11 percent, respectively, as compared to first quarter 2012 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We are off to a strong start executing on our strategic investment plan that we announced last quarter. It’s a credit to our teams around the world that we have been able to hit our initial targets on such a broad and ambitious endeavor. The organization is energized and committed to improve the long-term growth trajectory of the business.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our December 31, 2012 Form 10-K for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended March 31,
	2013	2012
Net sales	$740,300	$730,000
Costs and expenses
Cost of goods sold	295,300	279,400
Marketing, selling and administrative expense	216,400	202,300
Research and development expense	59,300	48,200
Interest expense	11,400	9,500
Other (income) expense, net	30,300	(800)

Total costs and expenses	612,700	538,600

Income from operations before income taxes	127,600	191,400

Income tax provision	36,900	52,700

Net income	$90,700	$138,700

Basic earnings per share available to common shareholders	$1.09	$1.62

Diluted earnings per share available to common shareholders	$1.08	$1.60

Wt. avg. common shares outstanding - basic	81,300	84,100

Wt. avg. common and common equivalent shares outstanding - diluted	82,500	85,100

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended March 31,
	2013	2012	Change	Constant Currency
Vascular	$203,200	$209,200	-3%	-3%
Urology	188,800	185,100	2%	2%
Oncology	207,100	198,900	4%	4%
Surgical Specialties	120,300	114,700	5%	5%
Other	20,900	22,100	-5%	-6%

Net sales	$740,300	$730,000	1%

Foreign exchange impact		1,700

Constant Currency	$740,300	$731,700		1%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended March 31, 2013
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$295.3	$216.4	$59.3	$30.3	$36.9	$90.7	$1.08
Items that affect comparability of results between periods:
Acquisition-related items	(0.2)	(0.2)	(0.4)	0.1	—	0.7
Asset impairments	(1.9)	—	—	(3.8)	1.4	4.3
Litigation charges	—	—	—	(25.8)	0.8	25.0

Total	(2.1)	(0.2)	(0.4)	(29.5)	2.2	30.0	0.36

Adjusted Basis	$293.2	$216.2	$58.9	$0.8	$39.1	$120.7	$1.44

	Quarter Ended March 31, 2012
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$279.4	$202.3	$48.2	$(0.8)	$52.7	$138.7	$1.60
Items that affect comparability of results between periods:
Acquisition-related items	—	—	(0.4)	(0.6)	0.2	0.8	0.01

Adjusted Basis	$279.4	$202.3	$47.8	$(1.4)	$52.9	$139.5	$1.61

Notes to Reconciliation of Earnings

•

For the three months ended March 31, 2013, the following items affected the comparability of results between periods: (i) charges of $0.7 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $5.7 million pre-tax related to asset impairments; and (iii) charges of $25.8 million pre-tax related to litigation matters. The net effect of these items decreased net income by $30.0 million, or $0.36 diluted earnings per share available to common shareholders.

•

For the three months ended March 31, 2012, a charge of $1.0 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs, affected the comparability of results between periods. The effect of this charge decreased net income by $0.8 million, or $0.01 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition-related items and an asset impairment; (2) marketing, selling and administrative expense excluding charges for acquisition-related items; (3) research and development expense excluding charges for acquisition-related items; (4) other (income) expense, net, excluding acquisition-related items, asset impairments and litigation charges; (5) income tax provision excluding the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended March 31,
	2013	2012
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$90,700	$138,700
Less: Income allocated to participating securities (1)	1,700	2,700

Net income available to common shareholders	$89,000	$136,000

Earnings per Share Numerator: Adjusted Basis - diluted
Net income	$120,700	$139,500
Less: Income allocated to participating securities (1)	2,200	2,700

Net income available to common shareholders	$118,500	$136,800

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	81,300	84,100

Wt. avg. common and common equivalent shares outstanding - diluted	82,500	85,100

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.09	$1.62

Diluted earnings per share available to common shareholders	$1.08	$1.60

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.44	$1.61

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.